UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2010
Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-20797	74-1733016

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas	78130

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (830) 626-5200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.
On December 31, 2010, Rush Enterprises, Inc. (“Rush”) and substantially all of its subsidiaries (Rush and such subsidiaries collectively, the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with General Electric Capital Corporation, as administrative agent and collateral agent (the “Agent”) for the lenders named therein, and the lenders named therein (the “Lenders”).
Pursuant to the Credit Agreement, the Lenders have agreed to make up to $450 million of revolving credit loans to finance the Company’s purchase of new and used vehicle inventory for sale by the Company and to finance the Company’s working capital needs. Loans to purchase used inventory are limited to $100 million. Each request by the Company for a borrowing must be approved by the Agent in its sole discretion. The Company is obligated to use the proceeds from the sale of inventory to repay any loan made by the Lenders to finance such inventory; provided, however, that if the Company sells vehicles and finances the purchase of such inventory by its customer, the Company may, with the consent of the Agent, delay payment of the loan associated with such inventory until the earliest of (i) demand for payment by the Agent, (ii) receipt of payment from the customer, (iii) the date payment is due from the customer or (iv) 60 days after the vehicle was sold (which 60 day period may be extended with the consent of Lenders holding 75% in interest of the commitments). In addition, with respect to each new vehicle inventory loan that remains outstanding more than 12 months, the Company must repay:
(i) 10% of the original amount of the loan on the first anniversary of the loan;
(ii) 5% of the original amount of the loan on each of the 18th and 24th month anniversary of the loan; and
(iii) 5% of the original amount of the loan each month after the two year anniversary of the loan.
With respect to each used vehicle inventory loan that remains outstanding more than 12 months, the Company must repay:
(i) 10% of the original amount of the loan on each of the 12th, 15th and 18th month anniversary of the loan; and
(ii) 5% of the original amount of the loan each month after the 18th anniversary of the loan.
The Company may voluntarily prepay inventory loans at any time, provided that prepayments cannot exceed 65% of the aggregate inventory loans outstanding, and may prepay working capital loans at any time.
Borrowings under the Credit Agreement bear interest per annum, payable monthly, at the three month LIBOR rate, determined on the last day of the prior month, plus 2.95%. In addition, the Company must pay to the Lenders a monthly working capital fee equal to 0.35% per annum multiplied by the amount of voluntary prepayments of new and used inventory loans. The Credit Agreement provides for a delinquency charge on late payments of 1.5% per month or, at the option of the Agent, 5% of the past due amount.

We have granted the Agent, for the benefit of the Lenders, a security interest in all of our present and future inventory, together with all attachments, accessories, exchanges, replacement parts, repairs, and additions to any such inventory, and all chattel paper, documents, certificates of title, certificates of origin, general intangibles, instruments, accounts and contract rights now existing or hereafter arising with respect thereto, and all cash and non-cash proceeds of any of the foregoing, in order to secure our obligations under the Credit Agreement.
The Credit Agreement expires December 31, 2013, although the Agent has the right to terminate the Credit Agreement at any time upon 120 days written notice. We may terminate the Credit Agreement at any time, although if we do so we must pay the Lenders a prepayment processing fee of $9 million if we terminate prior February 29, 2012 and $300,000 if we terminate thereafter, subject to specified limited exceptions.
The Credit Agreement requires us to meet the following financial covenants as of the last day of each quarter:
•	the ratio of our consolidated total liabilities to our total net worth, each as defined in the Credit Agreement, cannot exceed 2.50:1
•
the ratio of our consolidated adjusted EBITDAR to our consolidated fixed charges, each as defined in the Credit Agreement, for the four quarter period then ending cannot be less than (i) 1.15:1 on or prior to September 30, 2011 and (ii) 1.20:1 thereafter

•
our consolidated tangible net worth, as defined in the Credit Agreement, cannot be less than (i) $225 million on or prior to December 31, 2011 and (ii) thereafter the sum of (a) the minimum consolidated tangible net worth for the prior quarter plus (b) 50% of the Company’s net income for the quarter being measured (or $0 if the Company has a net loss for such quarter)

•
our consolidated net worth, as defined in the Credit Agreement, cannot be less than (i) $375 million on or prior to September 30, 2010 and (ii) thereafter the sum of (a) the minimum consolidated net worth for the prior quarter plus (b) 50% of the Company’s net income for the quarter being measured (or $0 if the Company has a net loss for such quarter)

In addition to the financial covenants, the Credit Agreement limits our ability to, among other things, (i) grant liens on our assets to third parties, subject to certain customary exceptions, (ii) consolidate with, sell substantially all our assets to, or merge with a third party, (iii) change the nature of our business or (iv) enter into transactions with affiliates.

If an event of default exists under the Credit Agreement, the Lenders will be able to terminate the revolving credit facility and accelerate the maturity of all outstanding loans, as well as exercise other rights and remedies. Each of the following is an event of default under the Credit Agreement:
•	failure to pay any principal, interest, fees, expenses or other amounts when due;
•	failure of any representation or warranty to be materially correct;
•	any breach of financial covenants or negative covenants or failure to deliver financial statements;
•	failure to observe any other agreement, security instrument, obligation or covenant beyond specified cure periods in certain cases;
•	default under other indebtedness in excess of $10.0 million;
•	bankruptcy or insolvency events;
•	judgments against us in excess of certain allowances;
•	any loan document or lien securing our obligations under the Credit Agreement ceases to be effective;
•	we obtain inventory financing (other than for construction equipment) from another financing source;
•	any collateral having a value in excess of 1% of the collateral granted to the Agent is attached;
•	a material adverse effect, as defined in the Credit Agreement, occurs;
•
any person in control of the Company is accused or alleged or charged (whether or not subsequently arraigned, indicted or convicted) by any Governmental Authority to have used any inventory in connection with the commission of any crime (other than a misdemeanor moving violation); or

•	a change of control, which includes the following events:
•
the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934), other than Permitted Investors (as defined below), of Rush stock representing 35% of the aggregate ordinary voting power represented by the issued and outstanding Rush stock,

•
a majority of the seats on Rush’s board of directors is occupied by persons who were not directors on December 31, 2010 and were neither (i) nominated by Rush’s board of directors nor (ii) appointed by directors so nominated, or

•
Rush ceases, directly or indirectly, to own and control, beneficially and of record, one hundred percent (100%) of the issued and outstanding voting stock and stock equivalents of each subsidiary that is a borrower under the Credit Agreement.

For purposes of this definition, Permitted Investors shall mean W. Marvin Rush, W.M. “Rusty” Rush, Robin Rush, Barbara Rush and any other person whose stock is controlled by any one or more of the foregoing.
In connection with the Credit Agreement, Rush entered into a Guaranty Agreement, dated as of December 31, 2010 (the “Guaranty Agreement”), in favor of the Agent whereby it guaranteed the borrowers’ obligations under the Credit Agreement.
The Credit Agreement replaces the Company’s $600 million Amended and Restated Wholesale Security Agreement, dated August 15, 2007, as amended, with Agent.
The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement and the Guaranty Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Title

10.1
Credit Agreement, dated December 31, 2010, among Rush Truck Centers of Alabama, Inc., Rush Truck Centers of Arizona, Inc., Rush Truck Centers of California, Inc., Rush Medium Duty Truck Centers of Colorado, Inc., Rush Truck Centers of Colorado, Inc., Rush Truck Centers of Florida, Inc., Rush Truck Centers of Georgia, Inc., Rush Truck Centers of New Mexico, Inc., Rush Truck Centers of Oklahoma, Inc., Rush Truck Centers of Tennessee, Inc., Rush Truck Centers of North Carolina, Inc., Rush Truck Centers of Idaho, Inc., Rush Truck Centers of Utah, Inc., and Rush Truck Centers of Oregon, Inc., Rush Truck Centers of Texas, L.P., Rush Enterprises, Inc., the Lenders party thereto, and General Electric Capital Corporation.

10.2	Guaranty Agreement, dated December 31, 2010, by Rush Enterprises, Inc. and each other Guarantor party thereto in favor of General Electric Capital Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.
By:	/s/ Martin A. Naegelin, Jr.
Martin A. Naegelin, Jr.
Executive Vice President
Dated: January 6, 2011

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1
Credit Agreement, dated December 31, 2010, among Rush Truck Centers of Alabama, Inc., Rush Truck Centers of Arizona, Inc., Rush Truck Centers of California, Inc., Rush Medium Duty Truck Centers of Colorado, Inc., Rush Truck Centers of Colorado, Inc., Rush Truck Centers of Florida, Inc., Rush Truck Centers of Georgia, Inc., Rush Truck Centers of New Mexico, Inc., Rush Truck Centers of Oklahoma, Inc., Rush Truck Centers of Tennessee, Inc., Rush Truck Centers of North Carolina, Inc., Rush Truck Centers of Idaho, Inc., Rush Truck Centers of Utah, Inc., and Rush Truck Centers of Oregon, Inc., Rush Truck Centers of Texas, L.P., Rush Enterprises, Inc., the Lenders party thereto, and General Electric Capital Corporation.

10.2	Guaranty Agreement, dated December 31, 2010, by Rush Enterprises, Inc. and each other Guarantor party thereto in favor of General Electric Capital Corporation.